CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated September 17, 2001 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 4 to Sparrow Funds' Registration Statement on Form N-1A (file no. 333-59877), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.

   /s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
December 27, 2001